Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Ampco-Pittsburgh Corp. dated as of December 19, 2025 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

GALLOWAY CAPITAL PARTNERS, LLC

By:	/s/ Bruce Galloway
Name:	Bruce Galloway
Title:	Managing Member

GALLOWAY CAPITAL, LP

By:	/s/ Bruce Galloway
Name:	Bruce Galloway
Title:	Managing Member

By:	/s/ Bruce Galloway
Name:	Bruce Galloway

Schedule 1

Purchases by the Reporting Persons

Date	Shares	Share Price

October 20, 2025	16,000	$2.10
October 22, 2025	10,000	$2.13
October 30, 2025	7,000	$2.18

November 3, 2025	6,200	$2.11
November 10, 2025	16,400	$1.92
November 13, 2025	32,000	$2.60
November 14, 2025	17,600	$2.46
November 17, 2025	19,100	$2.62
November 26, 2025	22,500	$2.79

December 3, 2025	17,200	$2.80
December 9, 2025	13,500	$3.37
December 10, 2025	24,000	$3.42
December 11, 2025	15,000	$3.39
December 17, 2025	8,500	$3.55